MARQETA FIRST QUARTER NET REVENUE JUMPS 54 PERCENT YEAR OVER YEAR, HIGHLIGHTING STRONG, CONTINUED GROWTH
The global modern card issuing platform generated net revenue of $166 million in the first quarter of 2022, up 54 percent year-over-year, with a 53 percent growth in first quarter total processing volume and a 50 percent increase in gross profit.
OAKLAND, Calif. – May 11, 2022 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the first quarter ended March 31, 2022.
Total processing volume (TPV) was $37 billion for the quarter, with net revenue of $166 million. This represented an increase of 53% and 54%, respectively, from the same quarter of 2021. Gross profit of $75 million during the quarter grew 50% year over year, resulting in a margin of 45%. GAAP net loss was $61 million and Adjusted EBITDA loss was $10 million for the quarter ended March 31, 2022.
“Our results for the first quarter of 2022 put the fundamentals of Marqeta’s modern card issuing platform on strong display, as we powered our customers to new milestones of scale and enabled their global expansion, while launching new products and partners that further enrich the value we provide them,” said Jason Gardner, Founder and CEO of Marqeta.
Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended March 31, 2022
	USD	% Change
Financial metrics:
Net revenue	$166,102	54%
Gross profit	$74,726	50%
Gross margin	45%
Net loss	$(60,598)	372%
Net loss margin	(36)%
Net loss per share - basic and diluted	$(0.11)	10%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$36,626	53%
Adjusted EBITDA [2]	$(10,453)	(735)%
Adjusted EBITDA margin [2]	(6)%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of the net loss to Adjusted EBITDA.
1

Recent Business Updates:
Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta announced its new RiskControl solution, an end-to-end risk management product suite for card issuers to combat payment fraud. RiskControl is designed to provide Marqeta’s customers with comprehensive risk, compliance, and fraud management capabilities across the cardholder lifecycle, allowing them to focus on their business growth. This product suite is anchored by Marqeta's new custom built Real-Time Decisioning tool.
•Marqeta signed a new bank partnership with Evolve Bank & Trust, that will support the full range of Marqeta’s program management capabilities. Evolve is the fourth U.S. bank partner on the Marqeta platform, allowing the company to better match each new customer with the most suitable banking partner.
First Quarter 2022 Financial Results:
Net revenue increased by $58 million, or 54% year-over-year, rising to $166 million from $108 million in the first quarter of 2021 resulting from a 53% increase in TPV year-over-year.
Gross profit increased by 50% year-over-year, rising to $75 million, from $50 million in the first quarter of 2021 primarily due to our TPV growth. Gross margin was 45% in the first quarter of 2022.
Net loss increased by $48 million to $61 million in the quarter. Our increase in gross profit was offset by an increase in compensation, benefits and technology expenses as we continued our investment in our people and platform.
Total Processing Volume increased by 53% year-over-year, rising to $37 billion from $24 billion in the first quarter of 2021.
Adjusted EBITDA in the first quarter of 2022 was $(10) million, a decrease of $(12) million year-over-year. Adjusted EBITDA margin was (6%) in the first quarter of 2022.
Financial Guidance
The following summarizes Marqeta's guidance for the second quarter of 2022:

Second Quarter 2022
Net Revenue Growth	46 - 48%

Gross Profit Margin	40 - 41%

Adjusted EBITDA Margin (1)	Negative 10-11%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA and for information regarding non-availability of a forward reconciliation.
Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until May 25, 2022, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13729086.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities; and statements made by Marqeta’ Founder and CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to the global COVID-19 pandemic on U.S. and global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased TPV on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the direct and indirect effects of the significant military action against Ukraine launched by Russia on U.S. and global economies, our business, results of operations, financial condition, and demand for our platform; and the risk that Marqeta may be subject to additional risks such as inflation or currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2021, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.
Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in 39 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenue	$166,102	$107,983
Costs of revenue	91,376	58,126
Gross profit	74,726	49,857
Operating expenses:
Compensation and benefits	100,348	46,904
Technology	11,384	5,626
Professional services	4,770	4,196
Occupancy	1,115	1,086
Depreciation and amortization	979	907
Marketing and advertising	559	495
Other operating expenses	4,843	1,295
Total operating expenses	123,998	60,509
Loss from operations	(49,272)	(10,652)
Other income (expense), net	(11,677)	(2,167)
Loss before income tax expense	(60,949)	(12,819)
Income tax expense (benefit)	(351)	19
Net loss	$(60,598)	$(12,838)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	542,565,992	130,841,306

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,197,257	$1,247,581
Restricted cash	7,800	7,800
Marketable securities	447,046	452,875
Accounts receivable, net	9,017	13,187
Settlements receivable, net	9,093	11,266
Network incentives receivable	45,721	30,399
Prepaid expenses and other current assets	43,789	35,617
Total current assets	1,759,723	1,798,725
Property and equipment, net	9,120	9,687
Operating lease right-of-use assets, net	10,748	11,296
Equity method investment	8,036	8,384
Other assets	5,856	2,286
Total assets	$1,793,483	$1,830,378
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,698	$2,693
Revenue share payable	130,045	121,179
Accrued expenses and other current liabilities	102,146	114,096
Total current liabilities	233,889	237,968
Operating lease liabilities, net of current portion	11,618	12,427
Other liabilities	4,344	6,557
Total liabilities	249,851	256,952
Stockholders' equity :
Preferred stock	—	—
Common stock	54	54
Additional paid-in capital	2,029,745	1,993,055
Accumulated other comprehensive loss	(8,116)	(2,230)
Accumulated deficit	(478,051)	(417,453)
Total stockholders’ equity	1,543,632	1,573,426
Total liabilities and stockholders' equity	$1,793,483	$1,830,378

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(60,598)	$(12,838)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	979	907
Share-based compensation expense	37,005	11,392
Non-cash operating leases expense	548	522
Amortization of premium on marketable securities	184	360
Impairment of other financial instruments	11,616	—
Other	282	2,324
Changes in operating assets and liabilities:
Accounts receivable	4,223	5,032
Settlements receivable	2,173	1,509
Network incentives receivable	(15,322)	(12,055)
Prepaid expenses and other assets	(21,256)	(426)
Accounts payable	(801)	(43)
Revenue share payable	8,866	14,122
Accrued expenses and other liabilities	(13,937)	7,750
Operating lease liabilities	(721)	(686)
Net cash (used in) provided by operating activities	(46,759)	17,870
Cash flows from investing activities:
Purchases of property and equipment	(612)	(604)
Purchases of marketable securities	(10,022)	(7,002)
Maturities of marketable securities	9,800	16,366
Net cash (used in) provided by investing activities	(834)	8,760
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options	1,971	1,711
Taxes paid related to net share settlement of restricted stock units	(4,702)	—
Payment of deferred offering costs	—	(1,144)
Net cash (used in) provided by financing activities	(2,731)	567
Net (decrease) increase in cash, cash equivalents, and restricted cash	(50,324)	27,197
Cash, cash equivalents, and restricted cash- Beginning of period	1,255,381	228,233
Cash, cash equivalents, and restricted cash - End of period	$1,205,057	$255,430

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)

	2022	2021				Year over Year Change Q1'22 vs Q1'21
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating performance:
Net revenue	$166,102	$155,414	$131,511	$122,266	$107,983	54%
Costs of revenue	91,376	79,615	72,438	75,291	58,126	57%
Gross profit	74,726	75,799	59,073	46,975	49,857	50%
Gross margin	45%	49%	45%	38%	46%	(1) pps
Operating expenses:
Compensation and benefits	100,348	88,995	84,462	97,755	46,904	114%
Technology	11,384	11,143	9,299	7,569	5,626	102%
Professional services	4,770	5,712	4,703	3,831	4,196	14%
Occupancy and equipment	1,115	1,097	1,091	907	1,086	3%
Depreciation and amortization	979	967	786	874	907	8%
Marketing and advertising	559	804	490	495	495	13%
Other operating expenses	4,843	4,811	3,880	3,530	1,295	274%
Total operating expenses	123,998	113,529	104,711	114,961	60,509	105%
Loss from operations	(49,272)	(37,730)	(45,638)	(67,986)	(10,652)	363%
Other income (expense), net	(11,677)	142	(57)	(481)	(2,167)	439%
Loss before income tax expense	(60,949)	(37,588)	(45,695)	(68,467)	(12,819)	375%
Income tax expense (benefit)	(351)	(781)	35	87	19	(1947)%
Net loss	$(60,598)	$(36,807)	$(45,730)	$(68,554)	$(12,838)	372%
Loss per share - basic and diluted	$(0.11)	$(0.07)	$(0.08)	$(0.29)	$(0.10)	10%
TPV (in millions)	$36,626	$33,046	$27,569	$26,520	$23,998	53%
Adjusted EBITDA	$(10,453)	$1,162	$(4,939)	$(10,637)	$1,647	(735)%
Adjusted EBITDA margin	(6)%	1%	(4)%	(9)%	2%	(8) pps
Financial condition:
Cash and cash equivalents	$1,197,257	$1,247,581	$1,260,220	$1,579,287	$247,630	383%
Restricted cash	$7,800	$7,800	$7,800	$7,800	$7,800	—%
Marketable securities	$447,046	$452,875	$408,954	$105,053	$140,145	219%
Total assets	$1,793,483	$1,830,378	$1,783,142	$1,780,324	$481,803	272%
Total liabilities	$249,851	$256,952	$209,802	$194,338	$193,497	29%
Redeemable preferred stock	$—	$—	$—	$—	$501,881	(100)%
Stockholders' equity (deficit)	$1,543,632	$1,573,426	$1,573,340	$1,585,986	$(213,575)	(823)%
pps = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA and Adjusted EBITDA Margin as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; legal, financial, and tax due diligence costs related to potential acquisitions; income tax expense (benefit); and other expense (income) net, which consists of changes in the fair value of redeemable convertible preferred stock warrant liabilities (for periods prior to the IPO), realized foreign currency gains and losses, interest income from our marketable securities, our share of equity method investments’ profit or loss, and impairment of equity method investments or other financial instruments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of certain annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
Adjusted EBITDA and Adjusted EBITDA Margin should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.
The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended March 31,
	2022	2021
GAAP net revenue	$166,102	$107,983
GAAP net loss	$(60,598)	$(12,838)
GAAP net loss margin	(36)%	(12)%

GAAP net loss	$(60,598)	$(12,838)
Depreciation and amortization expense	979	907
Share-based compensation expense	37,005	11,392
Payroll tax expense related to share-based compensation	835	—
Other expense (income), net	11,677	2,167
Income tax expense (benefit)	(351)	19
Adjusted EBITDA	$(10,453)	$1,647
Adjusted EBITDA Margin	(6)%	2%
A reconciliation of Adjusted EBITDA to the comparable GAAP measure for the second quarter of 2022 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.